EXHIBIT 2.0
              EARNEST MONEY CONTRACT - COMMERCIAL IMPROVED PROPERTY


THIS CONTRACT FORM HAS BEEN PREPARED AND APPROVED FOR USE IN A TRANSACTION INVOLVING THE SALE OF IMPROVED COMMERCIAL PROPERTY. SUCH APPROVAL RELATES TO THIS CONTRACT FORM ONLY. THIS FORM HAS NOT BEEN DRAFTED FOR A SPECIFIC TRANSACTION AND NO REPRESENTATION IS MADE AS TO THE LEGAL VALIDITY OR ADEQUACY OF ANY PROVISION IN ANY SPECIFIC TRANSACTION. TERMS AND PROVISIONS THAT ARE NOT APPLICABLE SHOULD BE STRICKEN BY THE PARTIES. THE PARTIES ARE ADVISED TO CONSULT THEIR ATTORNEYS BEFORE SIGNING.


1. PARTIES: METRIC REAL ESTATE, L.P., a California limited partnership ("Seller"), agrees to sell and convey to GWR PROPERTY & MORTGAGE, INC., a California corporation ("Buyer"), and Buyer agrees to buy from Seller, the following property for the consideration and upon and subject to the terms, provisions, and conditions hereinafter set forth.

2. PROPERTY: A parcel of land located at 320 N. Circle Drive, City of Sealy, County of Austin, State of Texas and more particularly described as set forth on Exhibit A attached hereto and incorporated herein ("Land"); together with all buildings, improvements, fixtures, and all property of every kind and character and description owned by Seller located on or attached to the Land ("Improvements"); all privileges, and appurtenances pertaining thereto including any right, title and interest of Seller in and to adjacent streets, alleys, or rights-of-way; Seller's interest in and to all licenses and permits with respect to the Property, Seller's interest in all leases, service, maintenance, management or other contracts relating to the ownership or operation of the Property; Seller's interest in all warranties or guaranties relating to thereto or to any tangible personal property and fixtures located on or attached to the Land or Improvements; all of the above hereinafter collectively called "Property".

3.       CONTRACT SALES PRICE:

         A.       Cash payable at closing (inclusive of
                    Deposit described in Paragraph 5)                   $265,270

         B.       Amount of Third Party Financing
                    (see Paragraph 4)                                       $N/A

         C.       Total Sales Price (Sum of A and B)                    $265,270

4. THIRD PARTY FINANCING: If Paragraph 3B is applicable, Buyer's obligation to purchase the Property pursuant to this Contract is subject to approval of a loan to Buyer by a third party in the minimum amount specified in Paragraph 3A above at an interest rate and upon terms reasonably acceptable to Buyer. Buyer shall use reasonable efforts to obtain loan approval. This loan approval contingency shall be satisfied or waived in writing by Buyer on or before February 21, 1997 ("Loan Approval Date"). This Contract shall automatically terminate upon close of business on the Loan Approval Date unless Buyer has in writing acknowledged receipt of loan approval or waived this loan approval contingency. All fees and costs relating to such loan shall be paid by Buyer.

5. EARNEST MONEY: As a condition precedent to the validity of this Contract, Buyer tenders herewith the sum of $5,000 to be deposited as earnest money in escrow with Chicago Title Insurance Company, 388 Market Street, Suite 1300, San Francisco, California, Attn: Beth Bailey-Gates ("Title Company"), and placed in an interest bearing account, upon execution of the Contract by both parties. The amount so deposited and any interest earned thereon is hereinafter referred to as the "Deposit". Upon expiration of the Inspection Period (as defined below), the Deposit shall be increased to $10,000 and become non-refundable to Buyer except in the event of Seller's default in the performance of its obligations under this Contract.

6. CLOSING: The closing of the sale ("Closing") shall take place at the Title Company on or before 5 p.m., on March 5, 1997 ("Closing Date"), unless such date is changed in writing by Seller and Buyer, or otherwise extended as herein provided.

         A. At the Closing, Seller shall deliver to escrow, at Seller's sole cost and expense, the following:

                  (1) A duly executed and acknowledged Special Warranty Deed conveying good and indefeasible title in fee simple to all of the Land and Improvements, subject to the Approved Title Matters (as such term is defined in Paragraph 12 hereof) and/or as otherwise approved by Buyer in writing;

                  (2) A Bill of Sale conveying title, free and clear of all liens, to any personal property specified herein and to the extent assignable, licenses and permits, maintenance, management or other contracts, warranties or guaranties, duly executed by Seller;

                  (3) Evidence of its capacity and authority for the Closing of this transaction;

                  (4) Estoppel letter in substantially the form attached hereto as Exhibit C; and

                  (5)      All  other   necessary   documents   to  close   this
                           transaction as may be reasonably requested by Title Company.

         B. At the Closing, Buyer shall deliver to escrow, at Buyer's sole cost and expense, the following:

                  (1)      The total Sales Price;

                  (2) Evidence of its capacity and authority for the Closing of this transaction;

                  (3)      All  other   necessary   documents   to  close   this
                           transaction as may be reasonably requested by Title Company.


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         C.       At the Closing, Title Company shall issue to Buyer its Owner's
                  Standard Coverage Policy of title insurance ("Title Policy") in the full amount of the Sales Price, dated as of the Closing Date, insuring Buyer's fee simple title to the Land and Improvements subject only to the standard printed exceptions contained in the usual form of Title Policy, non-delinquent real property taxes and assessments, Approved Title Matters and such other matters as Buyer may approve in writing.

7. FEASIBILITY STUDY AND INSPECTION: Buyer is granted the right to conduct an engineering, and/or market and economic feasibility study of the Property, and a physical inspection of all improvements, fixtures, mechanical equipment, and personal property being sold hereby (collectively, "Inspections"). Buyer shall have from the Effective Date through 5 P.M. on February 21, 1997 ("Inspection Period") to perform such Inspections and in this regard, Buyer or his designated agents may enter upon the Property upon reasonable notice at reasonable times for purposes of such analysis, tests and inspections which may be deemed necessary by Buyer. If Buyer determines, in his sole judgment, that the Property is not suitable for any reason for Buyer's intended use or purpose, or is not in satisfactory condition, then Buyer may, by written notice to Seller ("Disapproval Notice") on or before the end of the Inspection Period, terminate this Contract for all purposes (except as provided herein) and the Deposit shall be returned to Buyer, less the sum of $100 to be delivered to and retained by Seller as consideration for this Contract, which consideration is deemed earned as of the date of this Contract. If Buyer does not give the Disapproval Notice prior to expiration of the Inspection Period, any and all objections with respect to the Inspections and to the condition and suitability of the Property shall be deemed to have been waived by Buyer for all purposes. In the event the transaction contemplated in this Contract shall not close, through no fault of Seller, Buyer shall restore the Property to its original condition, if changed due to the tests and inspections performed by Buyer, and shall provide Seller with a copy of the results of any tests and inspections made by Buyer, excluding any market and economic feasibility studies. All Inspections shall be at Buyer's expense and Buyer shall indemnify, protect, defend and hold Seller harmless from and against any damages, liabilities, claims, demands, costs or expenses arising therefrom (Buyer's obligations pursuant to this sentence shall survive Closing or termination of this Contract).

         BUYER AND SELLER ACKNOWLEDGE AND AGREE THAT THE ATTACHED ADDENDUM IS A PART OF THIS CONTRACT AND SHALL BE APPLICABLE TO THE TRANSACTION CONTEMPLATED HEREIN.

8. BROKER'S FEE: Arroyo & Coates, as broker ("Seller's Broker"), and SDM, Inc., as selling or co-broker ("Buyer's Broker"), each of whom is appropriately licensed as a real estate broker as required by law (collectively, "Broker"), have negotiated the transaction contemplated in this Contract. Upon Closing, Seller agrees to pay Buyer's Broker a cash fee of $7,958, which Title Company shall pay from the sales proceeds upon Closing. Seller agrees to pay Seller's Broker its fee in accordance with Seller's separate agreement with Seller's Broker. Each of the parties represents to the other that it has not incurred any liability for brokerage fees or commission in connection with this transaction other than the liability of Seller as set forth above. Each party indemnifies and agrees to hold the other party harmless from any and all claims and/or expense resulting to the other party by reason of a breach of the representation made by such party herein.

9. POSSESSION: The possession of the Property shall be delivered to Buyer at Closing in its present "as-is" condition, ordinary wear and tear excepted, subject to the rights of the tenant therein.

10. SALES EXPENSES TO BE PAID IN CASH AT OR PRIOR TO CLOSING: The following items will paid as follows:

           Item                        Seller        Buyer       Split 50/50
           ----                        ------        -----       -----------

         Escrow fees                     ___           ___           _X_
         Recording fees                  _X_           ___           ___
         Transfer taxes                  ___           ___           ___
         Title Policy (standard)         _X_           ___           ___
         Survey fees                     _X_           ___           ___
         Doc. Prep. fees                 ___           ___           _X_
         Phase I Report                  _X_           ___           ___
         Excess Title Coverage           ___           _X_           ___

11. PRORATIONS: Rents, assessments, current taxes, utility charges and maintenance fees and all other ordinary operating items of income and expense relating to the Property shall be prorated at the date of Closing. If ad valorem taxes for the year in which the sale is closed are not available on the Closing Date, proration of taxes shall be made on the basis of taxes assessed in the previous year, with a subsequent cash adjustment of such proration to be made between Seller and Buyer, if necessary, when actual tax figures are available.

12. TITLE APPROVAL: Within ten (10) days of the Effective Date of this Contract, Seller shall deliver to Buyer a Commitment for Title Insurance or Preliminary Title Report, as applicable, issued by Title Company (the "Commitment") and, to the extent available, legible copies of all recorded instruments noted as exceptions in the Commitment, together with a survey of the Land and Improvements. If Buyer has an objection to items disclosed in such Commitment or shown on the survey, Buyer shall have until the end of the Inspection Period to make written objections to Seller. Any items disclosed in such Commitment or shown on the survey if not timely objected to by Buyer shall be deemed approved ("Approved Title Matters"). If Buyer makes such written objections, Seller shall have thirty (30) days from the date of such written objections to cure the same. If required, the Closing Date shall be extended to allow such cure period. Seller agrees to utilize reasonable efforts and reasonable diligence to cure such objections, if any, provided that Seller shall not be required to expend more than $1,000 to do so. If the objections are not cured within such time period, Buyer may (i) terminate this Contract upon written notice to Seller in which event the Deposit shall be returned to Buyer and neither party shall have any further rights or obligations pursuant to this Contract except as otherwise provided above, or (ii) waive the unsatisfied objections and close the transaction and the Sales Price shall not be reduced.

13. DEFAULT: If Buyer fails to perform its obligations under this Contract, Seller may, at its option, terminate this Contract and receive and retain the Deposit as liquidated damages. If Seller fails to perform its obligations under this Contract, Buyer may terminate this Contract and the Deposit shall be returned to Buyer and Buyer shall be entitled to recover from Seller as liquidated damages Buyer's reasonable out of pocket costs and expenses incurred in connection with the transaction contemplated herein up to a maximum of $2,000. Buyer and Seller acknowledge and agree that the damages sustained by either party in the event of default by the other party hereto would be difficult and impractical to determine and the amounts specified above have been agreed upon by Buyer and Seller, after negotiation, as their best reasonable estimate as of the date of this Contract of the amount of such damages as would be sustained by the non-defaulting party under such circumstances. Specific performance is waived by both parties hereto.

         Buyer (/s/ R) and Seller (/s/ HH) agree to the above.

14. ATTORNEYS' FEES: The prevailing party in any legal proceeding against any other party hereto brought under or with relation to the Contract or transaction shall be entitled to recover court costs and reasonable attorneys' fees from the non-prevailing party.

15. ADDITIONAL DOCUMENTS TO BE PROVIDED BY SELLER: At the times set forth in the attached Addendum, Seller shall deliver to Buyer copies of certain additional documents and information relating to the Property.

16. COVENANTS OF SELLER: From the Effective Date of this Contract until the Closing Date or earlier termination of this Contract, Seller shall: (i) operate the Property in the customary and ordinary course of its business and will use its reasonable efforts to reasonably preserve for Buyer the relationships of Seller and its suppliers, tenants and others with respect to the Property; (ii) without the prior written consent of Buyer (which consent will not be unreasonably withheld), not enter into any written or oral service contract or other agreement with respect to the Property that will not be fully performed by Seller on or before the Closing Date, or that will not be cancelable by Buyer without liability within thirty (30) days after the Closing Date; (iii) without the prior written consent of Buyer (which consent will not be unreasonably withheld), not enter into, or alter, amend or otherwise modify, or supplement any lease; (iv) advise Buyer promptly of any litigation, arbitration, administrative hearing, or legislation before any governmental body or agency of which Seller receives written notice, concerning or affecting the Property which is instituted or threatened after the date hereof; and (v) make commercially reasonable efforts to obtain from each tenant at the Property an estoppel certificate confirming the status and terms of such tenant's lease.

17. CONDEMNATION: If prior to Closing Date condemnation proceedings are commenced against any material portion of the Property, Buyer may, at its option, terminate this Contract by written notice to Seller within ten (10) days after Buyer is advised of the commencement of condemnation proceedings and the Deposit shall be refunded to Buyer. Alternatively, Buyer shall have the right to appear and defend in such condemnation proceedings, and any award in condemnation shall, at the Buyer's election made prior to Closing, become the property of Seller and reduce the Sales Price by the same amount or shall become the property of Buyer and the Sales Price shall not be reduced.

18. CASUALTY LOSS: Except as specifically provided herein, this Contract shall remain in full force and effect notwithstanding the occurrence of any damage or destruction of the Property prior to closing. In the event of any damage or destruction for which the tenant under the existing lease is not obligated under the lease to repair or restore the Property, Seller shall promptly provide Buyer with written notice of whether or not Seller, in its sole and absolute discretion, elects to cause such damage or destruction to be repaired prior to closing ("Seller's Notice"). If Seller so elects to repair such damage or destruction, the closing shall be delayed for such reasonable period as may be required to allow Seller to complete such repairs at which time the transaction will close and the Sales Price shall not be reduced. If Seller elects not to repair such damage or destruction, Buyer, at its option may either (i) terminate this Contract upon written notice to Seller within ten (10) days after Buyer receives Seller's Notice in which event the Deposit shall be returned to Buyer and neither party shall have any further rights or obligations pursuant to this Contract except as otherwise provided above, or (ii) elect to close the transaction, in which event Seller's right to all insurance proceeds resulting from such damage or destruction shall be assigned in writing by Seller to Buyer and the Sales Price shall not be reduced.

19.      MISCELLANEOUS:

         A. Any notice required or permitted to be delivered hereunder shall be deemed received when personally delivered or one (1) business day after being sent by Federal Express or other nationally recognized overnight delivery service, charges prepaid, or three (3) business days after being sent by United States mail, postage prepaid, certified mail, return receipt requested, in each case addressed to Seller or Buyer, as the case may be, at the address set forth below the signature of such party hereto.

         B. This Contract shall be construed under and in accordance with the laws of the state in which the Property is located.

         C. This Contract shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, and assigns.

         D. In case any one or more the provisions contained in the Contract shall for any reason be held to be invalid, illegal, and unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Contract shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

         E. This Contract constitutes the sole and only agreement of the parties hereto and supersedes any prior understandings or written or oral agreements between the parties respecting the within subject matter and cannot be changed except by their written consent.

         F.       Time is of the essence of this Contract.

         G. Words of any gender used in this Contract shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

20. ASSIGNMENT: Buyer may not assign this Contract without the prior written consent of Seller which Seller may grant or withhold in its sole and absolute discretion.

21 CONSULT YOUR ATTORNEY: THIS IS INTENDED TO BE A LEGALLY BINDING CONTRACT. READ IT CAREFULLY. NO REPRESENTATION OR RECOMMENDATION IS MADE BY ANY BROKER OR ITS AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS DOCUMENT OR THE TRANSACTION RELATING THERETO. THESE ARE QUESTIONS FOR YOUR ATTORNEY. CONSULT YOUR ATTORNEY BEFORE SIGNING.

EXECUTED in multiple originals as of the 18th day of February, 1997 (the "Effective Date"). (Fill in date Seller signs.)

SELLER'S BROKER:                         SELLER:
----------------                         -------

ARROYO & COATES,                         METRIC REAL ESTATE, L.P.,
a California Corporation                 a California limited partnership

By:  /s/                                 By:  MR, Inc., a California corporation
     -------------------------           Its: General Partner
Its: Senior Sales Assoc.
     -------------------------
State/License No.00995512                     By:  /s/ Herman H. Howerton
                 --------                         ----------------------------
                                              Its: Herman H. Howerton
                                                  ----------------------------
                                                    Executive Vice President

BUYER'S BROKER:                          BUYER:
---------------                          ------

SDM, INC.                                GWR PROPERTY & MORTGAGE, INC.,
a                                         a California corporation
 -----------------------------------
By:                                      By:  /s/ George Rose
   ---------------------------------          --------------------------------
Its:                                     Its: President
    --------------------------------          --------------------------------
State/License No.
                 -------------------

Receipt of $5,000 as the Deposit
is acknowledged in the form
of a check
   --------------------------------.

Received by:
TITLE COMPANY:
--------------

CHICAGO TITLE INSURANCE COMPANY

By:  /s/ E. M. Bailey-Gates
     ------------------------------
Its: Sr. Escrow Officer
     ------------------------------

                                   EXHIBIT 2.1

                                    ADDENDUM
                                       TO
             EARNEST MONEY CONTRACT-COMMERCIAL IMPROVEMENT PROPERTY


This Addendum To Earnest Money Contract - Commercial Improved Property (this "Addendum") is made concurrently with and forms a part of that certain Earnest Money Contract - Commercial Improved Property (the "Contract") executed this
date  between  METRIC  REAL  ESTATE,   L.P.  a  California  limited  partnership
("Seller"), and GWR PROPERTY & MORTGAGE, INC., a California corporation ("Buyer"). In addition to and notwithstanding anything to the contrary contained in the Contract, Seller and Buyer further agree as follows:

1. Except as otherwise expressly provided in the Contract or this Addendum, Seller disclaims the making of any representations or warranties, express or implied, regarding the Property or its value, condition of title, physical condition (including, without limitation, pest control, hazardous substances or environmental matters), compliance with laws (including, without limitation, the Americans With Disabilities Act of 1990 or other laws respecting building, zoning or land use matters) or any other matters or information with respect to the Property.

         Notwithstanding the foregoing, Seller hereby represents and warrants to Buyer that Minton J. Newell, the authorized agent of Seller, based solely upon inquiry, by means of the Inquiry Memorandum attached hereto as Exhibit B (the "Inquiry Memorandum"), of the individuals listed thereon, each of whom responded to such Inquiry Memorandum, and without any independent investigation or further inquiry, has no actual knowledge, as of the date hereof, except as specifically set forth in Exhibit B-1 attached hereto and incorporated herein by reference, that:

         a.       Seller has received any written  notice from any  governmental
                  authorities   that   eminent   domain   proceedings   for  the
                  condemnation of the Real Property are pending;

         b. Seller has received any written notice of any threatened or pending litigation against Seller which would materially and adversely affect the Real Property;

         c. Seller has received any written notice from any governmental authority that the Improvements located on the Land are presently in violation of any applicable building codes;

         d. Seller has received any written notice from any governmental authority that Seller's use of the Property is presently in violation of any applicable zoning, land use, environmental or other law, order, ordinance, rule or regulation affecting the Property.

2. In addition to the materials to be provided by Seller as provided in the Contract, Buyer acknowledges that Seller has delivered to Buyer, or shall within five (5) days hereafter (or at such other time specified below) deliver to Buyer, a copy of each of the following items:

         Items Already Delivered by Seller

         a.       NCS Store Lease.

         b.       Commitment for Title  insurance dated August 31, 1996 prepared
                  by  Chicago   Title   Insurance   Company  and  including  all
                  underlying documents.

         Additional Items to be Delivered by Seller

         a. Survey of the Property within three (3) business days of Seller's receipt of the same.

         b.       Phase  I  Environmental   Site  Assessment  within  three  (3)
                  business days of Seller's receipt of the same.

         c. Insurance certificate naming Buyer as additional insured at or prior to Closing.

3. Buyer acknowledges and agrees that (i) Buyer has made or has had, or will have, an adequate opportunity to make such inquiries, inspections, tests and evaluations of the Property (including, without limitation, its value, condition of title, physical condition, environmental condition and compliance with laws) as Buyer has deemed necessary or advisable, (ii) Buyer is not relying and will not rely upon any representations or warranties respecting the Property (other than those, if any, specifically provided in the Contract) made by or on behalf of Seller, (iii) Buyer is assuming and shall assume the risk that adverse conditions relating to the Property may not have been or may not be revealed by Buyer's investigation of the Property, and (iv) Buyer is purchasing and shall purchase the Property in its "AS-IS" condition and WITH ALL FAULTS on the Closing Date.

         BUYER  REPRESENTS  TO SELLER THAT BUYER SHALL  CONDUCT ALL  INSPECTIONS
         BUYER DEEMS NECESSARY, UNDERSTANDING THAT THE CONVEYANCE OF THE PROPERTY SHALL BE "AS-IS", "WHERE-IS", "WITH ALL FAULTS", AND THAT SELLER IS RELYING UPON THE FACT THAT BUYER WILL CONDUCT SUCH INSPECTIONS (INCLUDING WITHOUT LIMITATION SOIL TESTS, ASBESTOS TESTS, HAZARDOUS WASTE ANALYSES, AND ANY OTHER ENVIRONMENTAL INVESTIGATIONS) AS BUYER DEEMS NECESSARY. BUYER WARRANTS THAT THE BUYER HAS EXPERIENCE IN SUCH MATTERS AND THAT BUYER WILL EXERCISE DUE DILIGENCE AND GOOD FAITH IN MAKING A FULL AND COMPLETE INSPECTION, INVESTIGATION AND REVIEW AS AFORESAID. IT IS UNDERSTOOD THAT THE SALES PRICE REFLECTS THAT THE PROPERTY IS BEING SOLD BY SELLER AND THAT BUYER IS ACQUIRING THE PROPERTY "AS IS" AND "WHERE IS" AND "WITH ALL FAULTS" AND THAT SELLER HAS NOT MADE AND DOES NOT MAKE ANY REPRESENTATIONS OR WARRANTIES, EXPRESSED OR IMPLIED, WITH RESPECT TO THE QUALITY, PHYSICAL CONDITION, EXPENSES, VALUE OF THE PROPERTY OR IMPROVEMENTS THEREON, COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT, FAIR HOUSING ACT OR OTHER LAWS REGARDING DISCRIMINATION OR HANDICAPPED ACCESSIBILITY, PRESENCE/ABSENCE OF ANY HAZARDOUS MATERIALS, ELECTROMAGNETIC FIELD EXPOSURE LEVELS OR ANY OTHER MATTER OR THING AFFECTING OR RELATED TO THE PROPERTY (INCLUDING, WITHOUT LIMITATION, WARRANTIES OF HABITABILITY OR SUITABILITY OR WARRANTIES OF MERCHANTABILITY AND/OR FITNESS FOR A PARTICULAR PURPOSE) WHICH MIGHT BE PERTINENT IN CONSIDERING THE MAKING OF THE PURCHASE OF THE PROPERTY,

         AND BUYER, BY ACCEPTANCE HEREOF, DOES HEREBY RELEASE AND FOREVER DISCHARGE SELLER AND SELLER'S SUCCESSORS AND ASSIGNS FROM ANY AND ALL CLAIMS, OBLIGATIONS AND LIABILITIES (WHETHER BASED IN TORT, CONTRACT OR OTHERWISE) ATTRIBUTABLE, IN WHOLE OR IN PART, TO ANY SUCH REPRESENTATION AND/OR ALLEGED REPRESENTATION.

4. Buyer further acknowledges and agrees that except for any claims arising out of breach of the specific provisions of the Contract, Buyer expressly, irrevocably and unconditionally waives, releases and discharges Seller, its agents, partners, advisors, affiliates, successors and assigns, from any and all rights, claims, damages and causes of action, whether at law or in equity, whether or not known or unknown as of the date hereof and/or as of the Closing Date, which Buyer may have or become entitled to assert arising out of Buyer's purchase of the Property or its value, condition or title, physical condition, environmental condition, compliance with laws, or other matters respecting the Property.

5. Buyer agrees that, unless Buyer has obtained the prior written consent of Seller, Buyer shall not directly or indirectly release, publish or otherwise distribute any report, prospectus, advertisement, circular or other document which names or refers in any manner directly or indirectly to Seller, Metric Realty or any of their respective agents, advisors or affiliates.

6. Seller agrees that Buyer may consummate the purchase of the Property as part of a so-called like kind exchange (the "Exchange") pursuant to
         Section 1031 of the Internal Revenue Code of 1986, as amended (the "Code"), provided that: (i) the closing shall not be delayed or affected by reason of the Exchange nor shall the consummation or accomplishment of the Exchange be a condition precedent or condition subsequent to Buyer's obligations under this Agreement; (ii) the Exchange shall be consummated or accomplished through a qualified intermediary; and (iii) Seller shall not be required to take an assignment of the sale and purchase agreement for the exchange property for purposes of consummating or accomplishing the Exchange. Buyer shall pay all Seller's costs associated with such Exchange. Neither party shall by this Agreement or acquiescence to the Exchange (1) have its rights, duties, obligations or liabilities under this Agreement affected or diminished in any manner, or (2) be responsible for compliance with or be deemed to have warranted to the other party that the Exchange in fact complies with Section 1031 of the Code.

BUYER (/s/ R) AND SELLER (/s/ HH) AGREE TO THE FOREGOING.

                                  EXHIBIT 2.1a

                                LEGAL DESCRIPTION

Field notes for 12,925 square feet or 0.2967 acre of land out of a certain 29,000 square feet tract of land described in Deed dated December 12, 1975 to Fourth Stevenson Properties Corporation recorded in Book 375, Page 543, Austin County Deed Records, out of Lot 27 of the South End Addition to the City of Sealy, in the San Felipe De Austin Town Tract, Austin County, Texas:

BEGINNING at 1/2 inch iron rod set for the intersection of the West Line of State Highway 36 (Meyer Street) and the South Line of North Circle Drive; said point being the Northeast Corner of Lot 27 and the herein described tract;

THENCE South 79 deg. 00 min. 00 sec. West, along the South line of North Circle Drive, 110.00 feet to a 1/2 inch iron rod set for the Northwest corner of the herein described tract;

THENCE South 11 deg. 00 min. 00 sec. East, along a line parallel to State Highway 36, 117.50 feet to a 1/2 inch iron rod set in the South line of Lot 27 for the Southwest corner of the herein described tract;

THENCE  North 79 deg.  00 min.  00 sec.  East,  along the South  line of Lot 27,
110.00 feet to a 1/2 inch iron rod found in the West line of State Highway 36 for the Southeast corner of the herein described tract;

THENCE North 11 deg. 00 min. 00 sec. West, along the West line of State Highway 36, 117.50 feet to the POINT OF BEGINNING and containing 12,925 square feet or
0.2967 acre of land.

                                  EXHIBIT 2.1b
                               Inquiry Memorandum

To:      LEGAL                                  PORTFOLIO CLIENT SERVICES
         -----                                  -------------------------
         Herm Howerton, EVP,                    Cynthia Halicky, VP, Operations/
         General Counsel                        Investor Services

         PORTFOLIO MANAGEMENT                   PORTFOLIO ACCOUNTING
         --------------------                   --------------------
         Ronald Zuzack, EVP, CIO                Chui-San Lok, Asst. Controller -
         Lorenz Menrath, SVP,                   Portfolio
         Dir. of Portfolio Mgmnt.
         Richard Faber, Portfolio Manager       cc:  Richard S. Winer, Esq.
         Craig Fawcett, Asst.                        Property Sales Closing File
         Portfolio Manager

         RISK MANAGEMENT
         ---------------
         George Fogelsong,
         Risk Manager

FROM:            Minton Newell

DATE:            February 28, 1997

SUBJECT:         Internal Due Diligence
                 NCS Store (Stop N Go)
                 320 N. Circle Drive
                 Sealy, Texas
                 Metric Real Estate, L.P.

                               RESPONSE MANDATORY

--------------------------------------------------------------------------------

Pursuant to the proposed Earnest Money Contract - Commercial Improved Property by and between METRIC REAL ESTATE, L.P., a California limited partnership ("Seller"), and GWR Property & Mortgage, Inc., an individual ("Buyer"), we are required to provide a certification to the Buyer relative to our knowledge of certain conditions which may affect the property.

Please carefully read and review the attached. They are the pages from the contract which outline the warranties and representations we will be making as of the signing date. If you currently have knowledge of any facts which would make these representations untrue or incorrect, please immediately advise Tana Laura. If you have no such knowledge, please advise accordingly. Please send your signed copy of this statement to Tana Laura. We must have your response by Monday, March 3, 1997.

Should you become aware of any fact which would make these representations untrue prior to the closing date, please contact me immediately.

I have no knowledge of any facts which would make the attached representations untrue as of this date as noted below.


EXCEPTIONS:

  None

 Herman H. Howerton           Ronald E. Zuzack         George M. Foglesong
-----------------------      ---------------------    -----------------------
Printed Name                Printed Name             Printed Name

   \s\ H.H. Howerton          \s\ Ronald E. Zuzack     \s\George M. Foglesong
-----------------------     ----------------------   ------------------------
Signature                   Signature                Signature

       02-20-97                    02-20-97                 02-28-97
-----------------------     ----------------------   ------------------------
Date                        Date                     Date


     Lorenz Menrath           Richard Faber            Chui-San Lok
-----------------------     ----------------------  -------------------------
Printed Name                Printed Name             Printed Name

  \s\ Lorenz Menrath          \s\ Richard Faber        \s\ Chui-San Lok
-----------------------     ----------------------  -------------------------
Signature                   Signature                Signature

         03-03-97                 02-28-97                 03-03-97
-----------------------     ----------------------   ------------------------
Date                        Date                     Date


   Cynthia A. Halicky         Craig Fawcett
-----------------------     ----------------------
Printed Name                Printed Name

 \s\ Cynthia A. Halicky       \s\ Craig Fawcett
-----------------------     ----------------------
         02-28-97                  03-03-97
-----------------------     ----------------------
Date                        Date

                                  EXHIBIT 2.1c

                                   EXHIBIT B-1

                             SCHEDULE OF EXCEPTIONS
                                       TO
                         REPRESENTATIONS AND WARRANTIES


                                [to be attached]

                                   EXHIBIT 2.2

WHEN RECORDED, RETURN TO:                                     VOL 773 PAGE 370
-------------------------                                           970972

George Rose, President
c/o GWR Property & Mortgage, Inc.
865 Warner Avenue
Los Angeles, California  90024

--------------------------------------------------------------------------------


                              SPECIAL WARRANTY DEED


STATE OF TEXAS
                                                 KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF AUSTIN


         THAT METRIC REAL ESTATE, L.P. a California limited partnership (herein called "Grantor"), for and in consideration of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable cash consideration to Grantor in hand paid and caused to be paid in the manner hereinafter stated by GWR PROPERTY & MORTGAGE, INC., a California corporation, (herein called "Grantee", whether one or more), the receipt and sufficiency of which are hereby acknowledged, has GRANTED, SOLD and CONVEYED and by these presents does hereby GRANT, SELL and CONVEY unto Grantee the real property in Austin County, Texas, together with all rights and appurtenances thereto (the "Property"), to wit:

         See Exhibit A attached hereto and incorporated herein by this reference

         This conveyance is made subject to any and all restrictions, covenants, conditions, easements and reservations, if any, relating to the hereinabove described Property, but only to the extent they are still in effect, shown of record in the hereinabove mentioned county and state and to all zoning laws, regulations, and ordinances of municipal and/or governmental authorities, if any, but only to the extent that they are still in effect relating to the hereinabove described real property.

         TO HAVE AND TO HOLD the Property, together with all and singular the rights and appurtenances thereto in anywise belonging unto Grantee, Grantee's heirs, personal representatives, successors and assigns forever; and Grantor does hereby bind Grantor and Grantor's successors, to warrant and forever defend all and singular the Property, subject, however, as aforesaid, unto Grantee, Grantee's heirs, personal representatives, successors and assigns, against every person whomsoever lawfully claiming, or to claim the same, or any part thereof, by, through, or under Grantor, but not otherwise.

         NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT GRANTEE IS ACQUIRING THE PROPERTY "AS IS" AND "WHERE IS" AND "WITH ALL FAULTS" AND THAT, EXCEPT AS TO THE SPECIAL WARRANTY OF TITLE SET FORTH ABOVE, GRANTOR HAS NOT MADE AND DOES NOT MAKE ANY REPRESENTATIONS OR WARRANTIES, EXPRESSED OR IMPLIED, WITH RESPECT TO THE QUALITY, PHYSICAL CONDITION, EXPENSES, VALUE OF THE PROPERTY OR IMPROVEMENTS THEREON, COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT, FAIR HOUSING ACT OR OTHER LAWS REGARDING DISCRIMINATION OR HANDICAPPED ACCESSIBILITY, PRESENCE/ABSENCE OF HAZARDOUS MATERIALS, ELECTROMAGNETIC FIELD EXPOSURE LEVELS OR ANY OTHER MATTER OR THING AFFECTING OR RELATED TO THE PROPERTY (INCLUDING, WITHOUT LIMITATION, WARRANTIES OF HABITABILITY OR SUITABILITY OR WARRANTIES OF MERCHANTABILITY AND/OR OF FITNESS FOR A PARTICULAR PURPOSE), WHICH MIGHT BE PERTINENT IN CONSIDERING THE MAKING OF THE PURCHASE OF THE PROPERTY, AS GRANTEE, BY ACCEPTANCE HEREOF, DOES HEREBY RELEASE AND FOREVER DISCHARGE GRANTOR AND GRANTOR'S SUCCESSORS ASSIGNS FROM ANY AND ALL CLAIMS, OBLIGATIONS AND LIABILITIES (WHETHER BASED IN TORT, CONTRACT OR OTHERWISE) ATTRIBUTABLE, IN WHOLE OR IN PART, TO ANY SUCH REPRESENTATIONS AND/OR ALLEGED REPRESENTATIONS.

         Grantee, by acceptance hereof, does hereby assume and agree to pay all ad valorem taxes pertaining to the Property for the calendar year 1997 and subsequent years, there having been a proper proration of same between Grantor and Grantee.

         EXECUTED and DELIVERED as of the 28th day of February, 1997.

                                  METRIC REAL ESTATE, L.P., a
                                  California limited partnership

                                     By: MR, Inc., a California corporation,
                                         General Partner

                                            By:  /s/ Ronald E. Zuzack
                                                ----------------------------
                                            Its: Ronald E. Zuzack
                                                ----------------------------
                                                   Executive Vice President

                                                                VOL 773 PAGE 371

                                                                VOL 773 PAGE 371
THE STATE OF CALIFORNIA

COUNTY OF SAN FRANCISCO

     This instrument was acknowledged before me on the 28th day of February, 1997, by Ronald E. Zuzack, the Exec. V.P. of MR, Inc., a California corporation, on behalf of said limited partnership.


                                                  /s/ Tana J. Laura
                                                  ----------------------------
                                                                Notary Public

                                  EXHIBIT 2.2a

                                LEGAL DESCRIPTION

Field notes for 12,925 square feet or 0.2967 acre of land out of a certain 29,000 square feet tract of land described in Deed dated December 12, 1975 to Fourth Stevenson Properties Corporation recorded in Book 375, Page 543, Austin County Deed Records, out of Lot 27 of the South End Addition to the City of Sealy, in the San Felipe De Austin Town Tract, Austin County, Texas:

BEGINNING at 1/2 inch iron rod set for the intersection of the West Line of State Highway 36 (Meyer Street) and the South Line of North Circle Drive; said point being the Northeast Corner of Lot 27 and the herein described tract;

THENCE South 79 deg. 00 min. 00 sec. West, along the South line of North Circle Drive, 110.00 feet to a 1/2 inch iron rod set for the Northwest corner of the herein described tract;

THENCE South 11 deg. 00 min. 00 sec. East, along a line parallel to State Highway 36, 117.50 feet to a 1/2 inch iron rod set in the South line of Lot 27 for the Southwest corner of the herein described tract;

THENCE  North 79 deg.  00 min.  00 sec.  East,  along the South  line of Lot 27,
110.00 feet to a 1/2 inch iron rod found in the West line of State Highway 36 for the Southeast corner of the herein described tract;

THENCE North 11 deg. 00 min. 00 sec. West, along the West line of State Highway 36, 117.50 feet to the POINT OF BEGINNING and containing 12,925 square feet or
0.2967 acre of land.

                                                                VOL 773 PAGE 373

                                   EXHIBIT 2.3

                                  BILL OF SALE

STATE OF TEXAS
                                               KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF AUSTIN

         By a Special Warranty Deed (the "Deed") dated on or about the date hereof METRIC REAL ESTATE, L.P., a California limited partnership ("Seller") conveyed to GWR PROPERTY & MORTGAGE, INC., a California corporation ("Purchaser"), certain real property (the "Property"), described on Exhibit "A" attached hereto and made a part hereof for all purposes.

         As consideration for (a) the conveyance of the Property, and (b) the conveyance of the personal property hereinafter described, the Purchaser paid the sum of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration to the Seller.

         NOW, THEREFORE, for the consideration above specified, the receipt and sufficiency of which are expressly confessed and acknowledged:

         1. The Seller has GRANTED, SOLD and CONVEYED, and by these presents does hereby GRANT, SELL and CONVEY unto the Purchaser, all of Seller's right, title, and interest in and to (i) all items of personal property located in or about the Property (hereafter the "Personal Property"), (ii) all intangible property named by Seller and used in connection with the ownership, operation and maintenance of the Property, and (iii) all warranties and guaranties relating to the Property or Personal Property; to have and to hold, all of Seller's right, title, and interest in and to the Personal Property and other rights and property conveyed hereby unto the Purchaser forever, and Seller does hereby bind Seller and Seller's heirs, personal representatives, and successors, to warrant and forever defend all and singular the Personal Property and other rights and property conveyed hereby, subject, however, as aforesaid, unto Purchaser, Purchaser's heirs, personal representative, successors and assigns, against every person whomsoever lawfully claiming, or to claim the same, or any part thereof.

         2. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT PURCHASER IS ACQUIRING THE PERSONAL PROPERTY "AS IS" AND "WHERE IS" AND "WITH ALL FAULTS" AND THAT, SELLER HAS NOT MADE AND DOES NOT MAKE ANY REPRESENTATIONS OR WARRANTIES, EXPRESSED OR IMPLIED, WITH RESPECT TO THE QUALITY, PHYSICAL CONDITION, EXPENSES, VALUE OF THE PERSONAL PROPERTY OR ANY OTHER MATTER OR THING AFFECTING OR RELATED TO THE PERSONAL PROPERTY (INCLUDING, WITHOUT LIMITATION, WARRANTIES OF SUITABILITY OR WARRANTIES OF MERCHANTABILITY AND/OR OF FITNESS FOR A PARTICULAR PURPOSE), WHICH MIGHT BE PERTINENT IN CONSIDERING THE MAKING OF THE PURCHASE OF THE PERSONAL PROPERTY, AND PURCHASER,

BY ACCEPTANCE HEREOF, DOES HEREBY RELEASE AND FOREVER DISCHARGE SELLER AND SELLER'S SUCCESSORS AND ASSIGNS FROM ANY AND ALL CLAIMS, OBLIGATIONS AND LIABILITIES (WHETHER BASED IN TORT, CONTRACT OR OTHERWISE) ATTRIBUTABLE, IN WHOLE OR IN PART, TO ANY SUCH REPRESENTATION AND/OR ALLEGED REPRESENTATION.

         3. This Bill of Sale is made subject to all matters to which the Deed was made subject.

         4. This Bill of Sale constitutes the entire agreement between the Seller and the Purchaser pertaining to the Personal Property and other properties or rights assigned herein and supersedes all prior and contemporaneous agreements and understandings of the Seller and the Purchaser in connection therewith. No covenant, representation or condition not expressed herein shall be binding upon the Seller or the Purchaser or shall affect or be effective to interpret, change or restrict the provisions of this Bill of Sale.

         5. This Bill of Sale and the provisions herein contained shall be binding upon and inure to the benefit of the Purchaser and the Seller and their respective heirs, legal representatives, successors and assigns.

         6. This Bill of Sale may be executed in multiple counterparts, each of which shall be deemed an original, but together shall be construed as one document.

         EXECUTED as of the 5th day of March, 1997.


             SELLER:               METRIC REAL ESTATE, L.P., a
                                   California limited partnership

                                         By: MR, Inc., a California corporation,
                                             General Partner

                                               By:  /s/ Ronald E. Zuzack
                                                    ------------------------
                                               Its: Ronald E. Zuzack
                                                    ------------------------
                                                    Executive Vice President

             PURCHASER:            GWR PROPERTY & MORTGAGE, INC.,
                                   a California corporation

                                          By:/s/ George Rose
                                             -------------------------------
                                          Its:              3-4-97
                                             -------------------------------

                                  EXHIBIT 2.3a

                                LEGAL DESCRIPTION

Field notes for 12,925 square feet or 0.2967 acre of land out of a certain 29,000 square feet tract of land described in Deed dated December 12, 1975 to Fourth Stevenson Properties Corporation recorded in Book 375, Page 543, Austin County Deed Records, out of Lot 27 of the South End Addition to the City of Sealy, in the San Felipe De Austin Town Tract, Austin County, Texas:

BEGINNING at 1/2 inch iron rod set for the intersection of the West Line of State Highway 36 (Meyer Street) and the South Line of North Circle Drive; said point being the Northeast Corner of Lot 27 and the herein described tract;

THENCE South 79 deg. 00 min. 00 sec. West, along the South line of North Circle Drive, 110.00 feet to a 1/2 inch iron rod set for the Northwest corner of the herein described tract;

THENCE South 11 deg. 00 min. 00 sec. East, along a line parallel to State Highway 36, 117.50 feet to a 1/2 inch iron rod set in the South line of Lot 27 for the Southwest corner of the herein described tract;

THENCE  North 79 deg.  00 min.  00 sec.  East,  along the South  line of Lot 27,
110.00 feet to a 1/2 inch iron rod found in the West line of State Highway 36 for the Southeast corner of the herein described tract;

THENCE North 11 deg. 00 min. 00 sec. West, along the West line of State Highway 36, 117.50 feet to the POINT OF BEGINNING and containing 12,925 square feet or
0.2967 acre of land.

                                   EXHIBIT 2.4

                               ASSIGNMENT OF LEASE

STATE OF TEXAS                  )
                                )
COUNTY OF AUSTIN                )

         THIS ASSIGNMENT OF LEASE (this "Assignment"), dated as of the 5th day of March, 1997, is by and between METRIC REAL ESTATE, L.P., a California limited partnership ("Assignor") and GWR PROPERTY & MORTGAGE, INC., a California corporation (hereinafter referred to as "Assignee").

                                   WITNESSETH:

         WHEREAS, Assignor has by Special Warranty Deed (the "Deed") conveyed that certain real property described in Exhibit "A" attached hereto to Assignee (such real property being hereinafter referred to as the "Premises").

         WHEREAS, Assignor or Assignor's predecessor in interest, as lessor, has heretofore entered into that certain lease dated November 30, 1989 by and between Metric Income Trust Series, Inc., a California corporation d/b/a MITS Inc., in Texas ("MITS") and National Convenience Stores Incorporated, a Delaware corporation ("Lessee").

         WHEREAS, Assignor desires to assign to Assignee all of Assignor's right, title and interest in and to the Lease (and all security and other deposits for such Leases, if any, in Assignor's possession).

         NOW, THEREFORE, for and in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00) cash and other goods and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor does hereby ASSIGN, TRANSFER, SET OVER and DELIVER unto Assignee, its successors and assigns, all of the Assignor's right, title and interest in and to the Lease (and said security and other deposits, if any, in Assignor's possession).

         The Assignment made hereinabove is subject to the liens, encumbrances, conditions and matters to which the Deed is made subject.

         By its acceptance hereof, Assignee hereby assumes and agrees to perform all of the terms, covenants and conditions of the Lease herein assigned on the part of the Assignor therein required to be performed, after the date hereof and during the period of Assignee's ownership of the Premises, including without limitation, the obligation to repay, in accordance with the terms of the Lease, to the Lessee, all security and other deposits, if any, received hereunder and required by the terms thereof.

         By its acceptance hereof, Assignee covenants and agrees to promptly discharge any and all obligations of the Assignor under the Lease herein assigned to the extent the same arise after the date hereof and during the period of Assignee's ownership of the Premises.

         All of the covenants, terms and conditions set forth herein shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns.

         This Assignment may be executed in multiple counterparts, each of which shall be deemed an original, but together shall be construed as one document.


                                 "ASSIGNOR"

                                 METRIC REAL ESTATE, L.P. a California
                                 limited partnership

                                         By: MR, Inc., a California corporation,
                                             General Partner

                                               By:  /s/ Ronald E. Zuzack
                                                    -------------------------
                                               Its: Ronald E. Zuzack
                                                    -------------------------
                                                      Executive Vice President

                                   "ASSIGNEE"

                                   GWR PROPERTY & MORTGAGE, INC.,
                                   a California corporation

                                           By:  /s/ George Rose
                                                -----------------------------
                                           Its: President
                                                -----------------------------

                                  EXHIBIT 2.4a

                                LEGAL DESCRIPTION

Field notes for 12,925 square feet or 0.2967 acre of land out of a certain 29,000 square feet tract of land described in Deed dated December 12, 1975 to Fourth Stevenson Properties Corporation recorded in Book 375, Page 543, Austin County Deed Records, out of Lot 27 of the South End Addition to the City of Sealy, in the San Felipe De Austin Town Tract, Austin County, Texas:

BEGINNING at 1/2 inch iron rod set for the intersection of the West Line of State Highway 36 (Meyer Street) and the South Line of North Circle Drive; said point being the Northeast Corner of Lot 27 and the herein described tract;

THENCE South 79 deg. 00 min. 00 sec. West, along the South line of North Circle Drive, 110.00 feet to a 1/2 inch iron rod set for the Northwest corner of the herein described tract;

THENCE South 11 deg. 00 min. 00 sec. East, along a line parallel to State Highway 36, 117.50 feet to a 1/2 inch iron rod set in the South line of Lot 27 for the Southwest corner of the herein described tract;

THENCE  North 79 deg.  00 min.  00 sec.  East,  along the South  line of Lot 27,
110.00 feet to a 1/2 inch iron rod found in the West line of State Highway 36 for the Southeast corner of the herein described tract;

THENCE North 11 deg. 00 min. 00 sec. West, along the West line of State Highway 36, 117.50 feet to the POINT OF BEGINNING and containing 12,925 square feet or
0.2967 acre of land.

                                   EXHIBIT 2.5

                               FIRPTA CERTIFICATE

         To inform GWR PROPERTY & MORTGAGE, INC., a California corporation ("Transferee"), that withholding of tax under Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code"), will not be required upon transfer of certain real property to Transferee by METRIC REAL ESTATE, L.P., a California limited partnership ("Transferror"), the undersigned hereby certifies the following on behalf of Transferror:

         1. Transferror is not a foreign person, foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder).

         2. Transferror's U.S. employer identification/social security number is 94-3113449.

         3. Transferror's office address is as follows:

                                    c/o Metric Realty
                                    1 California Street, Suite 1400
                                    San Francisco, California 94111

         Transferror understands that this Certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

         Under penalty of perjury I declare that I have examined this Certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Transferror.

Date: March 5, 1997

                                 METRIC REAL ESTATE, L.P., a
                                 California limited partnership

                                     By:  MR, Inc., a California corporation,
                                          General Partner

                                                   By:  /s/ Ronald E. Zuzack
                                                        -----------------------
                                                   Its: Ronald E. Zuzack
                                                        -----------------------
                                                        Executive Vice President

                                   EXHIBIT 2.6

                      Form of Seller's Escrow Instructions

Seller's Escrow Instructions, in the form of a letter dated March 3, 1997, as acknowledged by Chicago Title Company, not filed with this Amendment. Metric Income Trust Series, Inc. agrees to provide the Securities and Exchange Commission copies of said Seller's Escrow Instructions upon request.


                                   EXHIBIT 2.7

                    Form of Seller's Final Closing Statement

Seller's Final Closing Statement, dated March 5, 1997, not filed with this Amendment. Metric Income Trust Series, Inc. agrees to provide the Securities and Exchange Commission copies of said Seller's Final Closing Statement upon request.


                                   EXHIBIT 2.8

                              Form of Tenant Notice

Tenant Notice, in the form of a letter to the tenant dated March 5, 1997, signed by George Rose, President, as the New Owner, and by Ronald E. Zuzack, Executive Vice President, as the Former Owner, not filed with this Amendment. Metric Income Trust Series, Inc. agrees to provide the Securities and Exchange Commission copies of said Tenant Notice upon request.


                                   EXHIBIT 2.9

                             Form of Tenant Estoppel

Tenant Estoppel Letter, dated February 20, 1997, not filed with this Amendment. Metric Income Trust Series, Inc. agrees to provide the Securities and Exchange Commission copies of said Tenant Estoppel Letter upon request.